EXHIBIT 99.1


CORRECTING and REPLACING: FuelNation Inc. Announces Midyear Shareholder's Letter Monday June 6, 11:12 am ET

DAVIE, Fla., June 6, 2005 (PRIMEZONE) -- In a release issued earlier today by FuelNation, the stock split was incorrectly stated as 9-for-1 instead of 10-for-1. The full, corrected version of the release follows: FuelNation Inc. (Other OTC:FLNA.PK - News) announces the following shareholder's letter:

Dear FuelNation Shareholder,

In an attempt to keep you current with activities of FuelNation's management, we are initiating an 'update' letter to inform you of effort and progress toward achieving revenue and profitability. This is in keeping with a commitment to good corporate governance and increased transparency so that owners of FuelNation can be both informed and proud to own shares.

Recent activities culminated in management's decision to announce a 900 percent stock dividend in the form of a 10-for-1 forward split of FuelNation's common stock to holders of record June 3, 2005 payable June 17, 2005. This corporate action is necessary both in attracting significant institutional sponsorship as well as providing enhanced liquidity. Moreover, it demonstrates FuelNation's ongoing commitment to increase shareholder value. In tandem with substantial progress in our business segments, we anticipate this decision will increase visibility and awareness and thereby support a higher valuation for the company.

We continue the audit process by which we will be filing and bringing current our financial reports with the SEC. The difficulties we have experienced in maintaining our current status have been a direct result of recent legislation, which by its complexity has significantly increased both the costs and management time we are committing to accurate and comprehensive disclosure. We anticipate filing our outstanding 10K and 10Qs in the very near future as most of the compilation work is complete. Once we are current -- we will stay current. Upon filing, the company will apply to a higher trading venue and emerge from the pink sheets.

We have not wavered from our initial goal of building the most modern and state of the art Travel Center in South Florida and several other sites aggressively under review. This project is now being finalized as both planning and zoning approvals are in place. The new land owner is both familiar and friendly with the project's overall goals. Financing under acceptable terms has been secured. We expect to imminently conclude a transaction allowing for final site design and construction. This has been a long, expensive and difficult process and we are grateful for the shareholder's support that will allow for a successful conclusion. As the milestones of final contract and closing are reached, the shareholders and the marketplace will be updated accordingly.

Our other business subsidiaries, Leman Energy and FuelNation Coal were formed to capitalize on opportunities presented in both the domestic and global energy business. We anticipate naming additional staff as conditions warrant and contracts come on- line. Our relationships in the Middle East, Russia and Venezuela continue to demonstrate both capability to engage in fuel and energy trading and our partners progress towards concluding transactions that are under development. As you may imagine, the intricacies of global finance, energy trading and international law have been a parabolic learning curve requiring both resources and time to develop a sustainable business model with attendant profitability. We and our partners have made substantial progress as previously disclosed and hope to be able to bring several near-term contracts to conclusion. As a matter of fact, after an extended application process, FuelNation has just been approved to engage in petroleum trading with one of the world's largest international oil companies.


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All of our filings are available at http://www.sec.gov as well as via our website http://www.fuelnation.com. Our website will continue to be updated regularly and soon will enable us to have an interactive ability to communicate directly with registered shareholders. In the interim, please be assured that we are working tirelessly in the achievement of our business goals. Feel free to contact us with questions or concerns at: ir@fuelnation.com

Expecting to emerge from development stage to operating company, we will reward shareholders with significant performance, both within our business segments and in the overall marketplace.

On behalf of the Board,

Christopher R. Salmonson

Safe Harbor Statement

A number of statements contained in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties. The actual results of FuelNation may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. FuelNation encourages the public to read the information provided here in conjunction with its most recent filings on Form 10KSB and Form 10QSB. FuelNation's public filings may be viewed at http://www.sec.gov.



Contact:

FuelNation Inc.
James A. (Drew) Connolly
954-587-3775 Ext. 118
www.fuelnation.com


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Source: FuelNation Inc